UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2014

GRAN TIERRA ENERGY INC.

(Exact name of Registrant as specified in its charter)

Nevada	98-0479924
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number: 000-34018

300, 625 - 11th Avenue S.W.

Calgary, Alberta, Canada T2R 0E1

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (403) 265-3221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Gran Tierra Energy Inc. held its Annual Meeting of Stockholders on June 25, 2014. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of (1) the number of votes for or withheld for each director, (2) the number of votes for, against or abstaining for each other matter, and (3) the number of broker non-votes with respect to each matter. A more complete description of each matter is set forth in the Gran Tierra Energy’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2014 (the “Proxy Statement”).

1.                  Gran Tierra Energy’s stockholders elected each of the directors proposed by Gran Tierra Energy for re-election, to serve until Gran Tierra Energy’s 2015 Annual Meeting of Stockholders or until his respective successor has been elected and qualified. The tabulation of votes on this matter was as follows:

Nominee	Shares Voted For	Shares Withheld
Dana Coffield	150,405,048	807,236
Jeffrey Scott	150,879,148	333,136
Verne Johnson	148,532,858	2,679,426
Nicholas G. Kirton	149,950,196	1,262,088
J. Scott Price	150,088,003	1,124,281
Gerald Macey	146,722,548	4,489,736

There were 25,918,253 broker non-votes for this proposal.

2.                  Gran Tierra Energy’s stockholders approved, on an advisory basis, a resolution approving the compensation of Gran Tierra Energy’s named executive officers, as disclosed in the Proxy Statement. The tabulation of votes on this matter was as follows:

Shares voted for:	148,922,441
Shares voted against:	1,661,903
Shares abstaining:	627,940
Broker non-votes:	25,918,253

3.                  Gran Tierra Energy’s stockholders ratified the selection of Deloitte LLP as the independent registered public accounting firm of Gran Tierra Energy for its fiscal year ending December 31, 2014. The tabulation of votes on this matter was as follows:

Shares voted for:	176,441,327
Shares voted against:	579,304
Shares abstaining:	109,906
Broker non-votes:	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2014	GRAN TIERRA ENERGY INC.

	By:	/s/ David Hardy
		Name:	David Hardy
		Title:	General Counsel, Vice President, Legal and Secretary